SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

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              (as permitted by Rule 14a-6(e)(2))

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          /X/ Definitive Additional Materials

          / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION

           (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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                               [Advertisement]

          TO CONRAIL SHAREHOLDERS:

               Conrail wants you to think resistance is futile.

          Your vote can prove them dead wrong.

          [Graphic:  Box with checkmark above the words "VOTE NO"]

          Conrail's management has made it clear that shareholder rights have no place on their agenda. You already know that they want to coerce you into accepting a part cash, part stock CSX offer. Norfolk Southern's $110 all-cash offer is nearly 19% higher than CSX's inferior offer.*

          To get away with that, Conrail needs a shareholder vote to "opt out" of the Pennsylvania Fair Value Statute that is one of the few protections you have left. Conrail has called for a vote at a meeting set for 5 p.m. on December 23.

          CONRAIL'S PLANS FOR A PHONY VOTE

          However, Conrail's management has blatantly announced that they won't convene the meeting unless they know ahead of time that they have enough votes to assure approval of their proposal. And they have said that they will continue to set new shareholder meetings until shareholders approve the proposal. In other words, vote their way or your vote won't count.

               It's hard to imagine a more arrogant denial of basic shareholder rights. And Norfolk Southern has no intention of letting Conrail get away with it.

          A BETTER OFFER FROM A BETTER RAILROAD

          Norfolk Southern will continue the fight to deliver to Conrail shareholders our all-cash $110 offer for all shares, with prompt payment through use of a voting trust.

               As the safest and most efficient major railroad in the country, Norfolk Southern has the ability to pay a full and fair $110 per share, in cash.

          A PLEDGE TO CONRAIL SHAREHOLDERS

          CSX and Conrail should have no doubt as to our determination to acquire Conrail, and our willingness to use any and all appropriate financial means to accomplish that objective.

               HERE IS THE NORFOLK SOUTHERN PLEDGE: NORFOLK SOUTHERN WILL NOT BE A PARTY TO ANY AGREEMENT WITH CSX OR CONRAIL THAT DELIVERS ANYTHING LESS TO CONRAIL SHAREHOLDERS THAN A $110 ALL-CASH, ALL-SHARES OFFER -- WITH PROMPT PAYMENT THROUGH USE OF A VOTING TRUST -- SO LONG AS CONRAIL SHAREHOLDERS REJECT THE MANEUVERING BY CSX AND CONRAIL'S MANAGEMENT TO PAY YOU LESS THAN YOU DESERVE FOR YOUR SHARES.

               BUT TO SUCCEED, WE NEED YOUR HELP BY VOTING
          "AGAINST" CONRAIL'S PROPOSALS.

                        DEFEND THE VALUE OF YOUR SHARES.
            VOTE NOW ON NORFOLK SOUTHERN'S GOLD PROXY CARD "AGAINST"
         CONRAIL'S PROPOSALS TO "OPT OUT" OF PENNSYLVANIA'S FAIR VALUE
         STATUTE AND TO ADJOURN THE SPECIAL MEETING.  BE SURE NORFOLK
                SOUTHERN RECEIVES YOUR PROXY BEFORE DECEMBER 23.

                            [Norfolk Southern Logo]

          Important: If you have any questions, please call our solicitor, Georgeson & Company Inc. toll free at 1-800-
          223-2064.  Banks and brokers call 212-440-9800.

          *Based on the closing price of CSX common stock on December 6, 1996.

          December 10, 1996